Exhibit (q)

POWER OF ATTORNEY

The undersigned directors of Modern Woodmen of America, an Illinois corporation (the “Society”), hereby constitute and appoint Lester L. Bohnert and Jerald J. Lyphout, and each of them (with full power to each of them to act alone), as each director’s true and lawful attorney-in-fact and agent, with full power of substitution to each, for, on behalf of, and in the name, place and stead, of each said director to execute and file any of the documents referred to below relating to registrations under the Securities Act of 1933 and under the Investment Company Act of 1940 with respect to any annuity or life insurance contracts: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto (including but not limited to (1) registration statements filed under the Securities Act of 1933 and under the Investment Company Act of 1940 with Securities and Exchange Commission filing number 333-63972, and (2) registration statements filed under the Securities Act of 1933 for the MyTrack Index Annuity with filing number 333-XXXXX), with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned have hereto set their hands on the date set forth below.

/s/ W. Kenny Massey	August 31, 2021
W. Kenny Massey	Date

/s/ Jerald J. Lyphout	August 31, 2021
Jerald J. Lyphout	Date

/c/ Lester L. Bohnert	August 31, 2021
Lester L. Bohnert	Date

/s/ Brett M. Van	August 31, 2021
Brett M. Van	Date

/s/ Lori A. Newberg	August 31, 2021
Lori A. Newberg	Date

/s/ Joseph A. Sztapka	August 31, 2021
Joseph A. Sztapka	Date

/s/ James E. Temperley	August 31, 2021
James E. Temperley	Date

/s/ Sam H. Kupresin	August 31, 2021
Sam H. Kupresin	Date

/s/ David A. Nuernberger	August 31, 2021
David A. Nuernberger	Date